Exhibit 99.1

Exterran Corporation Appoints Girish K. Saligram as Chief Operating Officer

HOUSTON, August 22, 2018 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) announced today it has appointed Girish K. Saligram as Chief Operating Officer.

Mr. Saligram joined Exterran in August, 2016, as Senior Vice President of Global Services, of Exterran Corporation. During his tenure, Exterran has made significant progress in developing its commercial focus and regional growth strategies.

Exterran President and Chief Executive Officer Andrew Way commented, “Girish has been a driving force behind our Contract Operations and AMS businesses and in formulating our regional growth strategies. His contributions as a leader of the Company, as well as his high standards for operational excellence, will continue to drive continued success for Exterran.”

Before joining Exterran, Saligram spent 20 years with GE in various functional and commercial positions, globally, across the healthcare and oil and gas sectors.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a market leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

For information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043

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